President

Section 906 Certification under Sarbanes Oxley Act

I, Hepsen Uzcan, certify that:

1.	I have reviewed this report, filed on behalf of DWS ESG Liquidity Fund (Institutional Reserved Shares), a series of Investors Cash Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

10/29/2021	/s/Hepsen Uzcan
Hepsen Uzcan
President

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DWS ESG Liquidity Fund (Institutional Reserved Shares), a series of Investors Cash Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

10/29/2021	/s/Diane Kenneally
Diane Kenneally
Chief Financial Officer and Treasurer